UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): October 7, 2011

Amarantus BioSciences, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	333-148922	26-0690857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Almanor Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 737-2734

_____________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant's Business and Operations

Item 1.01.                           Entry into a Material Definitive Agreement

On October 7, 2011 we entered into an Investment Agreement (the “Agreement”) and an accompanying Registration Rights Agreement with Centurion Private Equity, LLC (“Centurion”). Under the Agreement, we have agreed to issue and sell to Centurion, and Centurion has committed to purchase, up to $10,000,000 worth of our common stock, par value $0.001 per share, over a period of up to three years.

The Agreement entitles us to issue “Put Notices” under the Agreement at our election from time to time, provided that we must issue an “Advance Put Notice” at least five (5) but not more than ten (10) trading days prior to each Put Notice.  By delivery of a Put Notice under the Agreement, we can effect the sale of common stock to Centurion valued at a maximum of either $750,000 per notice.  The purchase price of the common stock for a put to Centurion shall be set at the lesser of (i) ninety-eight percent (98%) of the “Market Price,” which is defined as the average of the three lowest volume-weighted average prices of our common stock during the Pricing Period, which is defined as the fifteen (15) consecutive trading days immediately after the date on which the Advance Put Notice is delivered to Centurion, or (ii) the Market Price minus $0.01.  There must be a minimum of five (5) business days between the end of a Pricing Period and the delivery of a new Advance Put Notice.

Under the Agreement, we may set a minimum purchase price for purchase of the put shares by Centurion.  The designated minimum must be no greater than 80%, and no less than 50%, of the closing price for our common stock on the day preceding the Advance Put Notice.  If we do not specify a minimum purchase price in connection with an Advance Put Notice, the minimum will automatically be 50% of the closing price for our common stock on the day preceding the Advance Put Notice. Under the Agreement, Centurion’s beneficial ownership of our common stock is subject to a limit of 4.9% of our issued and outstanding common stock.

The amount of put shares actually purchased by Centurion pursuant to our issuance of a Put Notice will be the lesser of:

1.	The intended amount of put shares we have given in the Put Notice;
2.	The maximum dollar amount we have given in the Put Notice divided by the minimum purchase price we have designated;
3.
17.5% of the aggregate daily reported trading volumes of our common stock, excluding block trades of 20,000 shares or more, for each trading day during the 15-day pricing period, excluding trading days where the Company’s common stock trades below a trigger price which, when discounted as described above, would equal the floor price that we specified;

4.	The number of put shares which, when multiplied by their respective purchase prices, equals the maximum dollar amount for the put; or
5.	The 4.9% ownership limitation discussed above.

Pursuant to the terms of the Agreement and as additional consideration to Centurion, we have issued Centurion 2,243,829 shares of common stock (the “Commitment Shares”) and an additional 21,863 shares of common stock intended to cover certain legal and other costs incurred by Centurion (the “Fee Shares”).

Our ability to access funding under the Agreement is conditioned upon our fulfillment of certain additional obligations, covenants, and commitments, including, but not limited to, the effectiveness of a Registration Statement registering Centurion’s re-sale of the put shares to be purchased pursuant to Put Notices issued under the Agreement.  Under the RRA, we are required to file a registration statement covering the re-sale of all common stock issuable as put shares to Centurion under the Agreement, together with the Commitment Shares and the Fee Shares.  The registration statement must be filed within sixty (60) calendar days after the date that we have obtained an aggregate of at least $500,000 in bridge financing following the date of the Agreement.  The deadline for effectiveness of the registration statement under the RRA is the later of (1) sixty (60) calendar days after filing, or (2) one hundred fifty (150) days after filing in the event that Registration Statement is reviewed by the Securities and Exchange Commission.

 The foregoing is a summary only of the material terms of the Agreement and the RRA and is not a complete description of their contents.  These documents should be reviewed in their entirety for additional details.

SECTION 3 – Securities and Trading Markets

Item 3.02                      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the issuance of unregistered securities to Centurion is incorporated by reference into this Item 3.02. Centurion is an accredited investor as defined in Rule 501(a) of Regulation D and the offer and sale of our common stock to Centurion is exempt from registration under Rule 506 of Regulation D.

SECTION 9 – Financial Statements and Exhibits

Item 9.01                           Financial Statements and Exhibits

Exhibit No.	Description
10.1	Investment Agreement
10.2	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2011	Amarantus BioSciences, Inc.

By: /s/ Martin D. Cleary
Martin D. Cleary
Chief Executive Officer